HEI Exhibit 99

NEWS RELEASE
May 9, 2023
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS FIRST QUARTER 2023 RESULTS

1Q23 Net Income of $54.7M and Diluted Earnings Per Share (EPS) of $0.50
Utility Executing Well and Continuing to Operate Efficiently
Bank Results Reflect Solid Credit Quality, a Strong Capital Base and Ample Liquidity

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the first quarter of 2023 of $54.7 million and EPS of $0.50 compared to $69.2 million and EPS of $0.63 for the first quarter of 2022.
“Our results for the quarter reflect good execution from across our enterprise, with the bank’s low-risk, conservative business model and the stability of Hawaii’s banking market proving their benefits during a quarter that saw challenges at a small number of mainland banks,” said Scott Seu, HEI president and CEO.
“In spite of these events, American Savings Bank (ASB) delivered solid results for the quarter, growing net income over the previous quarter to $18.6 million. ASB’s capital levels remain strong, well above regulatory required levels, and we continue to maintain ample access to liquidity totaling more than $3 billion, or nearly three times the amount of uninsured deposits. We have a strong and resilient deposit franchise, with 86% of deposits from our retail customers, and with 85% of our total deposits F.D.I.C. insured or fully collateralized.
“Our utility also performed well, growing net income compared to the first quarter of last year to $47.0 million. The utility continued to manage costs efficiently, and excluding higher maintenance and repair costs related to impacts from increased storm activity during the quarter, operations and maintenance expense was held nearly flat compared to the first quarter of last year,” said Seu.

HAWAIIAN ELECTRIC COMPANY EARNINGS1
1 Note: Utility amounts indicated as after-tax in this earnings release are based upon adjusting items using a current year composite statutory tax rate of 25.75%.

Hawaiian Electric Company’s (Hawaiian Electric) net income for the first quarter of 2023 was $47.0 million, compared to $46.4 million in the first quarter of 2022, with the increase primarily driven by the following after-tax items:
•$8 million higher revenues, consisting of $7 million from the annual revenue adjustment (ARA) mechanism and $1 million from the major project interim recovery (MPIR) mechanism;
These items were partially offset by the following after-tax items:
•$3 million in higher operations and maintenance expenses, including $2 million driven by increased storm costs due to inclement weather;
•$2 million higher depreciation expense due to increasing investments to integrate more renewable energy and improve customer reliability and system efficiency;
•$2 million of higher other expenses, including heat rate penalties and higher tax expense due to lower amortization of excess deferred taxes related to the 2017 Tax Act; and
•$1 million in higher interest expense due to higher borrowings.

AMERICAN SAVINGS BANK EARNINGS
ASB’s first quarter 2023 net income was $18.6 million, compared to $17.9 million in the fourth quarter of 2022 and $23.9 million in the first quarter of 2022. The increase in net income compared to the linked quarter was primarily due to lower noninterest expense and a lower provision for credit losses. The decrease in net income compared to the prior year quarter was primarily due to higher noninterest expense, as well as a negative provision for credit losses (providing a benefit to net income) recorded in the first quarter of last year.
Total earning assets as of March 31, 2023 were $9.2 billion, up approximately 1% from December 31, 2022.
Total loans were $6.1 billion as of March 31, 2023, up 1% from December 31, 2022, reflecting growth across most of the portfolio.
Total deposits were $8.2 billion as of March 31, 2023, an increase of 0.75% from December 31, 2022. Core deposits declined 2.26% from December 31, 2022 while certificates of deposits increased 37.9%. For the first quarter of 2023, the average cost of funds was 0.66%, up 28 basis points versus the linked quarter and up 61 basis points versus the prior year quarter.
ASB’s return on average equity was 15.5%, compared to 15.7% in the linked quarter and 13.7% in the first quarter of 2022. Return on average assets was 0.78% for the first quarter of 2023, compared to 0.76% in the linked quarter and 1.04% in the prior year quarter.

In the first quarter of 2023, ASB paid dividends of $14.0 million to HEI. ASB had a Tier 1 leverage ratio of 7.7% as of March 31, 2023.
Please refer to ASB’s news release issued on April 28, 2023 for additional information on ASB.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $10.9 million in the first quarter of 2023 compared to $1.1 million in the first quarter of 2022. The higher net loss compared to the prior year quarter was primarily due to the $6.2 million after-tax gain on sale of an equity-method investment recorded at Pacific Current last year, and, in the current year, lower Pacific Current performance and higher interest expense.

BOARD DECLARES QUARTERLY DIVIDEND
On May 4, 2023, HEI announced that the Board of Directors declared a quarterly cash dividend of $0.36 per share, payable on June 9, 2023 to shareholders of record at the close of business on May 19, 2023 (ex-dividend date is May 18, 2023). This quarterly dividend is equivalent to an annual rate of $1.44 per share. Dividends have been paid on an uninterrupted basis since 1901. At the indicated annual dividend rate and based on the closing price per share on May 4, 2023 of $38.56, HEI’s dividend yield is 3.7%.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2023 GUIDANCE
HEI will conduct a webcast and conference call to review its consolidated results and 2023 earnings guidance and outlook on Tuesday, May 9, 2023 at 10:15 a.m. Hawaii time (4:15 p.m. Eastern).
To listen to the conference call, dial 1-833-470-1428 (U.S.) or +1-929-526-1599 (international) and enter passcode 795993. Parties may also access presentation materials and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. An audio replay will also be available about two hours after the event through May 23, 2023. To access the audio replay, dial 1-929-458-6194 (U.S.) or +44-204-525-0658 (international) and enter passcode 328950.

HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and ASB’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.

ABOUT HEI
The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy. Its banking subsidiary, ASB, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2022 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31
(in thousands, except per share amounts)	2023	2022
Revenues
Electric utility	$830,361	$708,792
Bank	93,857	75,115
Other	4,019	1,161
Total revenues	928,237	785,068
Expenses
Electric utility	754,486	635,197
Bank	70,337	45,085
Other	9,896	5,510
Total expenses	834,719	685,792
Operating income (loss)
Electric utility	75,875	73,595
Bank	23,520	30,030
Other	(5,877)	(4,349)
Total operating income	93,518	99,276
Retirement defined benefits credit—other than service costs	1,152	1,243
Interest expense, net—other than on deposit liabilities and other bank borrowings	(28,798)	(24,349)
Allowance for borrowed funds used during construction	1,131	778
Allowance for equity funds used during construction	3,301	2,409
Gain on sales of equity-method investment	—	8,123
Income before income taxes	70,304	87,480
Income taxes	15,110	17,840
Net income	55,194	69,640
Preferred stock dividends of subsidiaries	473	473
Net income for common stock	$54,721	$69,167
Basic earnings per common share	$0.50	$0.63
Diluted earnings per common share	$0.50	$0.63
Dividends declared per common share	$0.36	$0.35
Weighted-average number of common shares outstanding	109,514	109,361
Weighted-average shares assuming dilution	109,825	109,634
Net income (loss) for common stock by segment
Electric utility	$47,009	$46,409
Bank	18,562	23,870
Other	(10,850)	(1,112)
Net income for common stock	$54,721	$69,167
Comprehensive income (loss) attributable to HEI	$75,209	$(47,992)
Return on average common equity (%) (twelve months ended)	10.0	10.9

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31
($ in thousands, except per barrel amounts)	2023	2022
Revenues	$830,361	$708,792
Expenses
Fuel oil	334,097	221,286
Purchased power	152,761	163,533
Other operation and maintenance	128,316	125,257
Depreciation	60,927	58,471
Taxes, other than income taxes	78,385	66,650
Total expenses	754,486	635,197
Operating income	75,875	73,595
Allowance for equity funds used during construction	3,301	2,409
Retirement defined benefits credit—other than service costs	1,047	990
Interest expense and other charges, net	(20,246)	(18,326)
Allowance for borrowed funds used during construction	1,131	778
Income before income taxes	61,108	59,446
Income taxes	13,600	12,538
Net income	47,508	46,908
Preferred stock dividends of subsidiaries	229	229
Net income attributable to Hawaiian Electric	47,279	46,679
Preferred stock dividends of Hawaiian Electric	270	270
Net income for common stock	$47,009	$46,409
Comprehensive income attributable to Hawaiian Electric	$46,964	$46,460
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,430	1,448
Hawaii Electric Light	251	254
Maui Electric	255	255
	1,936	1,957
Average fuel oil cost per barrel	$139.88	$103.40
Return on average common equity (%) (twelve months ended)[1]	8.2	8.1
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended
(in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Interest and dividend income
Interest and fees on loans	$64,842	$60,331	$46,005
Interest and dividends on investment securities	14,637	14,315	13,984
Total interest and dividend income	79,479	74,646	59,989
Interest expense
Interest on deposit liabilities	6,837	3,755	947
Interest on other borrowings	7,721	4,775	5
Total interest expense	14,558	8,530	952
Net interest income	64,921	66,116	59,037
Provision for credit losses	1,175	2,729	(3,263)
Net interest income after provision for credit losses	63,746	63,387	62,300
Noninterest income
Fees from other financial services	4,679	4,764	5,587
Fee income on deposit liabilities	4,599	4,640	4,691
Fee income on other financial products	2,744	2,628	2,718
Bank-owned life insurance	1,425	1,872	681
Mortgage banking income	130	62	1,077
Gain on sale of real estate	—	776	1,002
Other income, net	801	606	372
Total noninterest income	14,378	15,348	16,128
Noninterest expense
Compensation and employee benefits	30,204	30,361	27,215
Occupancy	5,588	7,030	5,952
Data processing	5,012	4,537	4,151
Services	2,595	2,967	2,439
Equipment	2,646	2,937	2,329
Office supplies, printing and postage	1,165	1,142	1,060
Marketing	1,016	1,091	1,018
FDIC insurance	—	978	808
Other expense	6,191	5,056	3,241
Total noninterest expense	54,417	56,099	48,213
Income before income taxes	23,707	22,636	30,215
Income taxes	5,145	4,739	6,345
Net income	$18,562	$17,897	$23,870
Comprehensive income (loss)	$36,992	$29,282	$(98,571)
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.78	0.76	1.04
Return on average equity	15.51	15.73	13.70
Return on average tangible common equity	18.73	19.20	15.53
Net interest margin	2.85	2.91	2.79
Efficiency ratio	68.62	68.86	64.14
Net charge-offs to average loans outstanding	0.14	0.06	0.01
As of period end
Nonaccrual loans to loans receivable held for investment	0.24	0.28	0.72
Allowance for credit losses to loans outstanding	1.18	1.21	1.30
Tangible common equity to tangible assets	4.3	4.1	5.8
Tier-1 leverage ratio	7.7	7.8	7.8
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$14.0	$10.0	$15.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.